                                                                  EXHIBIT 99.2

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Flycast Communications Corporation:

  We have audited the accompanying consolidated balance sheet of Flycast Communications Corporation, a wholly owned subsidiary of CMGI, (the "Company") as of December 31, 1999, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flycast Communications Corporation at December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with generally accepted accounting principles.


/s/ KPMG LLP


San Francisco, California
March 8, 2000

                      FLYCAST COMMUNICATIONS CORPORATION

                CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1999
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


ASSETS
Current assets:
  Cash and cash equivalents..............................    $ 9,973
  Investments............................................     46,217
  Accounts receivable, net of allowance for doubtful
  accounts of $1,304.....................................     21,386
  Prepaid expenses and other assets......................      1,800
                                                             -------
    Total current assets.................................     79,376
                                                             -------
Property and equipment, net..............................     11,357
Other assets.............................................        316
                                                             -------
    Total assets.........................................    $91,049
                                                             =======

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term capital lease obligations...................    $   883
  Current potions of long-term debt......................      1,914
  Accounts payable.......................................     12,458
  Accrued liabilities....................................      2,176
  Accrued compensation and related expenses..............      2,864
                                                             -------
    Total current liabilities............................     20,295
                                                             -------
Long-term capital lease obligations......................      1,042
Long-term debt...........................................      1,770
Common stockholders' equity:
  Common stock, $0.0001 par value, 20,000,000 shares
  authorized, 15,257,298 shares issued and outstanding
  in 1999................................................    109,037
  Deferred stock compensation............................     (1,269)
  Notes receivable from stockholders.....................       (344)
  Accumulated deficit....................................    (39,482)
                                                             -------
    Total common stockholders' equity....................     67,942
                                                             -------
    Total liabilities and common stockholders'
    equity...............................................    $91,049
                                                             =======

    See accompanying notes to consolidated financial statements.

                      FLYCAST COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenue.....................................................    $ 46,154
Cost of revenue.............................................      32,100
                                                                --------
Gross profit................................................      14,054
                                                                --------
Operating expenses:
  Sales and marketing.......................................      20,971
  Research and development..................................       8,132
  General and administrative................................       9,674
  Stock-based compensation..................................       1,596
                                                                --------
    Total operating expenses................................      40,373
                                                                --------
Operating loss..............................................     (26,319)
Interest income.............................................       1,855
Interest expense............................................        (871)
                                                                --------
Net loss....................................................    $(25,335)
                                                                ========
Accretion of mandatorily redeemable preferred stock.........        (666)
                                                                --------
Loss attributable to common stockholders....................    $(26,001)
                                                                ========
Basic and diluted loss per share............................    $  (2.81)
                                                                ========
Shares used in basic and diluted loss per share.............       9,255
                                                                ========

    See accompanying notes to consolidated financial statements.

                      FLYCAST COMMUNICATIONS CORPORATION

        CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY (DEFICIT)
                                (IN THOUSANDS)

                                            COMMON STOCK        DEFERRED
                                          -----------------      STOCK          NOTES       ACCUMULATED
                                          SHARES    AMOUNT    COMPENSATION    RECEIVABLE     DEFICIT        TOTAL
                                          ------   --------   -------------   -----------   -----------   ----------
Balance, December 31, 1998.........        3,132   $  3,851      $(1,771)       $(606)       $(13,481)     $(12,007)
Issuance of common stock for
  cash.............................        3,200     73,023           --           --              --        73,023
Exercise of common stock
  options..........................          669      1,946           --          (31)             --         1,915
Repurchase of common stock.........         (140)      (175)          --          175
Payment on notes receivable........           --         --           --          197              --           197
Issuance of common stock for
  services.........................           --        247           --           --              --           247
Compensatory stock arrangements....           --      1,094       (1,094)          --              --            --
Amortization of deferred stock
  compensation.....................           --         --        1,596           --              --         1,596
Conversion of preferred stock......        8,396     29,051           --           --              --        29,051
Distributions to stockholders......           --         --           --          (79)             --           (79)
Accretion of mandatorily
  Redeemable preferred stock.......           --         --           --           --            (666)         (666)
Net loss...........................           --         --           --           --         (25,335)      (25,335)
                                          ------   --------      -------        -----        --------      --------
Balance, December 31, 1999.........       15,257   $109,037      $(1,269)       $(344)       $(39,482)     $ 67,942
                                          ======   ========      =======        =====        ========      ========

    See accompanying notes to consolidated financial statements.

                      FLYCAST COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                (IN THOUSANDS)


Cash flows from operating activities:
 Net loss..................................................   $(25,335)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation............................................       2,668
  Provision for bad debts.................................       1,340
  Stock and warrants issued for services..................         247
  Noncash interest expense................................         100
  Stock-based compensation expense........................       1,596
  Changes in operating assets and liabilities:
   Accounts receivable....................................     (18,924)
   Prepaid expenses and other assets......................      (1,741)
   Accounts payable.......................................       9,897
   Accrued liabilities....................................       4,205
                                                              --------
    Net cash used in operating activities.................     (25,947)
                                                              --------
Cash flows used in investing activities:
 Purchases of property and equipment......................     (10,854)
 Purchases of short term investments......................     (46,034)
                                                              --------
    Net cash used in investing activities.................     (56,888)
                                                              --------
Cash flows from financing activities:
 Payments on long term debt...............................      (1,143)
 Payments on capital leases...............................        (838)
 Proceeds from payment of notes receivable from
  stockholders............................................         197
 Proceeds from issuance of common stock...................      74,938
 Distributions to stockholders............................         (79)
 Proceeds from issuance of preferred stock................      14,536
                                                              --------
    Net cash provided by financing activities.............      87,611
                                                              --------
Net increase in cash and cash equivalents.................       4,776
Cash and cash equivalents, beginning of period............       5,197
                                                              --------
Cash and cash equivalents, end of period..................    $  9,973
                                                              ========
Supplemental disclosures of cash flow information:
 Cash paid for interest...................................    $    749
                                                              ========
 Noncash financing and investing activities:
  Purchase of equipment under capital lease...............    $  1,232
                                                              ========
  Issuance of common stock for notes receivable...........    $     31
                                                              ========
  Repurchase of common stock for extinguishment of
   debt...................................................    $    175
                                                              ========
  Conversion of preferred stock to common stock...........    $ 29,051
                                                              ========

    See accompanying notes to consolidated financial statements.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION -- Flycast Communications Corporation ("Flycast" or the "Company") commenced operations on April 14, 1996 (inception). Flycast is a leading provider of Web-based advertising solutions designed to maximize the return on investment for direct response advertisers and e-commerce companies. Flycast is headquartered in San Francisco.

     On September 30, 1999, the Company announced that it entered into a definitive agreement to be acquired by CMGI, Inc. ("CMGI") in a stock-for-stock merger. Under the terms of the agreement, CMGI will issue 0.9476 CMGI shares for every Flycast share held on the closing date of the transaction. Closing of the merger is subject to customary conditions, including formal approval by the Company's shareholders. In connection with the merger, the Company also entered into a stock option agreement dated as of September 29, 1999, whereby the Company granted CMGI an option to purchase up to 19.9% of the outstanding shares of the Company common stock, which option may be exercised in the event that the merger agreement is terminated under certain circumstances.

     BASIS OF PRESENTATION -- On August 30, 1999, Flycast completed a merger with InterStep, Inc., a Massachusetts corporation which commenced operations in 1995. InterStep provides publishers with e-mail content management, list management and distribution services on an outsourced basis. In the transaction, Flycast issued 480,337 shares of common stock to InterStep's stockholders, of which 47,558 shares are held by an escrow agent to serve as security for the indemnity provided by stockholders of InterStep. The Company also assumed all outstanding InterStep common stock options, which were converted to options to purchase approximately 10,012 shares of the Company's common stock. No adjustments were required to conform accounting policies of the entities. There were no significant intercompany transactions requiring elimination.

     The above transaction has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements of the Company include the accounts of Interstep.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company performs ongoing credit evaluations of its customers' respective financial conditions, and, generally, requires no collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based on the expected collectibility of accounts receivable.

     CASH EQUIVALENTS consist of money market funds and certificates of deposit with original maturities of three months or less at the time of acquisition.

     INVESTMENTS consist of certificates of deposit with an original maturity date of greater than three months at the time of acquisition. Such investments are considered available for sale and have carrying values which approximate fair value.

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Equipment held under capital leases is stated at the present value of minimum lease payments. Depreciation on property and equipment is calculated on the straight- line method over the estimated useful lives of the assets. Equipment held under capital leases is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

     REVENUE RECOGNITION -- Revenues derived from the delivery of advertising impressions through third-party Web sites and delivery of e-mail content are recognized in the period the advertising impressions or e-mail contents are delivered provided collection of the resulting receivable is probable. Revenues from list management and distribution services are recognized when services have been performed. Amounts payable to third party Web sites for advertisements displayed on such sites are recorded as cost of revenue in the period the advertising impressions or e-mails are delivered.

     The Company becomes obligated to make payments to third-party Web sites, which have contracted with Flycast to be part of the networks, in the period the advertising impressions are delivered, irrespective of the receipt of payments from customers. The Company therefore reports revenue using the gross method.

     ADVERTISING EXPENSES are charged to operations as incurred.

     RESEARCH AND DEVELOPMENT EXPENSES are charged to operations as incurred.

     INCOME TAXES -- Deferred tax liabilities are recognized for future taxable amounts, and deferred tax assets are recognized for future deductions, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

     CONCENTRATION OF CREDIT RISK -- Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables. The Company's credit risk is mitigated by the Company's credit evaluation process and the reasonably short collection terms. The Company does not require collateral or other security to support accounts receivable and maintains reserves for potential credit losses.

     FINANCIAL INSTRUMENTS -- The Company's financial instruments include cash and cash equivalents, short-term investments, notes receivable from stockholders and long-term debt. At December 31, 1999, the fair values of these instruments approximated their financial statement carrying amounts.

     STOCK-BASED COMPENSATION -- The Company accounts for its employee stock option plan in accordance with the provisions of Accounting Principles Board
(APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no accounting recognition is given to stock options granted to employees (including directors) at fair market value until they are exercised. Upon exercise, the net proceeds are credited to stockholders' equity (deficit). Compensation expense is recognized over the vesting term for stock options granted to employees (including directors) at less than fair market value.

     The Company accounts for stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation" and Emerging Issues Task Force Issue No. 96-18 under the fair value based method.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF -- The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     LOSS PER COMMON SHARE -- Basic loss per common share excludes dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period (excluding 1,339,194 shares subject to repurchase). Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potential common shares are excluded from the computation in loss periods as their effect would be antidilutive.

     RECENTLY ISSUED ACCOUNTING STANDARDS -- In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources; and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The Company currently operates one reportable segment under SFAS No. 131. Adoption of these statements in 1998 did not impact the Company's financial position, results of operations or cash flows.

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued SOP no. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP No. 98-1 requires entities to capitalize certain costs related to internal-use software once certain criteria have been met. The Company implemented SOP No. 98-1 on January 1, 1999. The adoption of SOP No. 98-1 did not have a material impact on its financial position or results of operations.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS No. 133 is effective for the Company in fiscal 2001. Although the Company has not fully assessed the implications of SFAS No. 133, the Company does not believe that adoption of this statement will have a material impact on the Company's financial position or results of operations.

     In December 1999, the SEC staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101) which specifies that revenue is recognizable when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable, and collectibility is reasonably assured. This statement must be adopted no later than the first fiscal quarter of the fiscal year beginning after December 15, 1999. The Company does not believe that adoption of this statement will have a material impact on the Company's financial position or results of operations.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


2.  PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1999 consisted of the following (in thousands):

Computer equipment and purchased software...................  $11,271
Computer equipment under capital lease......................    2,734
Furniture, fixtures and office equipment....................      822
                                                              -------
    Total...................................................   14,827
Less accumulated depreciation...............................   (3,470)
                                                              -------
Net.........................................................  $11,357
                                                              =======

     The accumulated depreciation associated with computer equipment under capital lease was $1,141,000 at December 31, 1999.

3.   DEBT

     In 1998, the Company borrowed $600,000 from a lending institution at an 8% interest rate. Principal and interest payments are due in monthly installments through July 2001. As of December 31, 1999, the outstanding obligation was $277,000.

     In 1998, the Company obtained a $175,000 letter of credit as a security deposit on office space leased. In 1999, the letter was increased to $300,000 to secure additional space at the same location. The increase was under the same terms as the original letter. The letter of credit is collateralized by all assets of the Company.

     In 1998, the Company entered into a financing agreement with a preferred stockholder and lender for $2,500,000, due in April 2002 with interest at 11% per annum, and for an additional $2,000,000, due in August 2001 with interest at 14%. The Company granted this lender Series C preferred stock warrants to purchase 55,409 shares at $4.51 per share, and 72,324 shares of preferred stock at $4.42 per share. The estimated fair value allocated to the warrants of $304,000 is being accreted over the life of the financing agreements. As of December 31, 1999, the recorded obligation totaled $3,407,000 and $3,000,000 is available for future borrowing.

     Debt outstanding excluding capital lease obligations (Note 8) as of December 31, 1999 will be due in annual principal payments of $1,914,000, $1,578,000 and $192,000 in 2000, 2001 and 2002, respectively.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


4.   INCOME TAXES

     The Company's deferred income tax assets and liabilities at December 31, 1999 are as follows (in thousands):

Deferred tax assets:
Net operating loss carryforwards............................  $16,957
Research and development tax credit.........................      136
                                                              -------
Total gross deferred tax assets before valuation
 allowance..................................................   17,093
Valuation allowance.........................................  (14,018)
Deferred tax liabilities:
State Taxes.................................................  $   478
Accrual to cash adjustments.................................    2,489
Tangibiles and intangibles..................................      108
                                                              -------
Total gross deferred liabilities............................    3,075
                                                              -------
Net deferred tax assets.....................................  $    --
                                                              =======

     At December 31, 1999, the Company had a 100% valuation allowance due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

     At December 31, 1999, the Company had net operating loss ("NOL") carryforwards of approximately $44,161,000 and $21,973,000 for federal and state income tax purposes, respectively. These carryforwards begin to expire in 2011 for federal purposes and 2004 for state income tax purposes. The Company also has federal and state research and development tax credit carryforwards of $77,000 and $58,000, respectively, which will begin to expire in 2011. The California research and development credits may be carried forward indefinitely until utilized.

     Internal Revenue Code Sections 382 and 383 and similar California rules place a limitation on the amount of taxable income which can be offset by NOL carryforwards after a change in control (generally greater than 50% change in ownership). Due to these provisions, utilization of the NOL and tax credit carryforwards may be limited. (Note 5.)

     The Company did not provide for pro forma income taxes for InterStep, Inc. as both the Company and InterStep had losses for the period presented.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

5.   STOCKHOLDERS' EQUITY (DEFICIT)

     In January 1999, the Company sold 1,496,347 shares of Series C preferred stock at $9.04 per share for proceeds of $13,527,000.

     On May 4, 1999, the Company completed an initial public offering of 3,000,000 shares of common stock. In addition, on June 4, 1999, the Company sold an additional 200,000 shares under the underwriters' overallotment option. Total net proceeds were $73 million. During 1999, prior to and in anticipation of the initial public offering, warrants for 167,747 shares of Series C preferred Stock were exercised for total proceeds of $1,009,000. Upon the closing of the initial public offering, Flycast's mandatorily redeemable preferred stock converted into
8.4 million shares of common stock.

     On August 30, 1999, Flycast acquired InterStep, Inc. by issuing 480,337 shares of common stock for all of the outstanding shares of InterStep, Inc. in transaction that was accounted for as a pooling-of-interests. As a result, InterStep became a wholly owned subsidiary of Flycast. For purposes of financial statement presentation, historical financial information for InterStep has been consolidated into the statements presented herein.

     On September 30, 1999, the Company announced the signing of a definitive agreement to be acquired by CMGI, Inc. in a stock-for-stock merger. Under the terms of the agreement, CMGI will issue 0.9476 CMGI shares for every Flycast share held on the closing date of the transaction. The transaction closed in January 2000. The Company incurred approximately $25 million in expenses as a result of the acquisition of which approximately $2.0 million was expensed in 1999 and the balance will be recorded in 2000 when the merger becomes final.

NOTES RECEIVABLE FROM STOCKHOLDERS

     In July 1997, the Company issued an aggregate of 2,275,011 shares of common stock to officers and members of the Board of Directors. In connection with such issuance, the Company's board members paid for the stock by issuing notes payable (secured by the shares of the Company's common stock purchased) to the Company. The secured note payable bears interest at 6.65% per annum with the entire principal balance of the note, together with all accrued and unpaid interest, due and payable on the earlier of (a) nine months after the closing of an initial public offering of the Company's common stock or (b) July 2002 or (c) termination of employment. The shares vest over a four year period. Any unvested shares purchased are subject to repurchase rights by the Company upon occurrence of certain events or conditions, such as employment termination, at the original purchase price. Of such shares, there were 1,181,023 shares subject to repurchase at December 31, 1999.

     In September 1998, two officers of the Company exercised options to purchase 357,000 shares with an exercise price of $1.25 by issuing notes payable (secured by the shares of the Company's common stock purchased). The secured note payable bear interest at 5.54% per annum with the entire principal balances of the notes, together with all accrued and unpaid interest, due and payable on the earlier of (a) nine months after the closing of an underwritten public offering, (b) September 2003 or (c) termination of employment.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

     Additionally, in March, April and December 1999, employees and officers of the Company exercised options to purchase 23,200 shares with exercise prices ranging from $1.25 to $8.00 by issuing notes payable (secured by the shares of the Company's common stock purchased). The secured notes payable bear interest ranging from 5.54% to 6.74% per annum with the entire principal balances of the notes, together with all accrued and unpaid interest, due and payable on the earlier of (a) nine months after the closing of an underwritten public offering,
(b) September 2003 or (c) termination of employment.

     As a result of the Company's Initial Public offering on May 4, 1999, all of the above notes, together with all accrued and unpaid interest, will become due and payable on February 4, 2000.

STOCK OPTION PLANS

     The Company's stock option plans (the "Plans") provide for the grant of up to 5,850,000 incentive or non-statutory options to employees, directors and consultants of the Company at the fair market value of the common stock on the date of grant as determined by the Board of Directors. Options granted under the Plans generally vest ratably over periods of up to four years and expire ten years from the date of grant. Of the two Plans, the 1997 Stock Option Plan also provides for early exercise of options prior to full vesting. Any unvested shares purchased are subject to repurchase rights by the Company upon occurrence of certain events or conditions, such as employment termination, at the original purchase price. There were 1.2 million shares subject to repurchase at December 31 1999.

     On January 4, 1999, the Board of Directors adopted the 1999 Stock Option Plan (the "1999 Stock Plan"). The 1999 Stock Plan will serve as the successor equity incentive program to the Company's existing 1997 Stock Option Plan. A total of 2,000,000 shares of common stock were initially reserved for issuance under the 1999 Stock Plan. On March 30, 1999, the Board of Directors adopted an amendment to the 1999 Stock Plan that increased the shares of common stock reserved for issuance to 3,500,000.

     On January 28, 1999, the Board of Directors adopted the 1999 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each person who becomes a non-employee director after the effective date of the Directors' Plan may be granted non-statutory stock options. A total of 200,000 shares of common stock have initially been reserved for issuance under the Directors' Plan.

     Additionally, on January 28, 1999, the Board of Directors adopted, the 1999 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, eligible employees are allowed to have salary withholdings of up to 10% of their base compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock at the beginning or end of defined purchase periods. The initial purchase period commences upon the effective date for the initial public offering of the Company's common stock. The Company has initially reserved 350,000 shares of common stock for issuance under this plan.

OPTIONS AND WARRANTS GRANTED TO NON-EMPLOYEES

     In 1999, the Company granted options and warrants for common stock to non-employees for services performed and to be performed through 2002. In connection with these awards, the Company recognized $247,000 in stock-based compensation expense related to such options which vested during 1999. At December 31, 1999, there were no unvested options granted to non-employees.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


STOCK-BASED COMPENSATION

     During 1998 and 1999, the Company issued common stock options at less than the fair value of its common stock and the Company recorded $1,094,000 as the value of such options in 1999. Stock-based compensation of $1,596,000 was amortized to expense in 1999 and at December 31, 1999, the Company had $1,269,000 in unamortized deferred stock compensation related to such options. The fair value of the common stock options granted in 1999, was $19.47 per share.

STOCK OPTION ACTIVITY

     A summary of the Company's stock option activity follows:

                                                          WEIGHTED
                                                          AVERAGE
                                            OUTSTANDING   EXERCISE
                                             OPTIONS      PRICE
                                            ------------  --------
Balance, December 31, 1998................    1,938,705     $ 1.85
Granted...................................    3,319,832      19.47
Exercised.................................     (547,191)      3.26
Canceled or expired.......................     (324,418)      8.54
                                              ---------
Balance, December 31, 1999................    4,386,928     $13.89
                                              =========
Available for grant at December 31, 1999..      814,910
                                              =========

     The following table summarizes information about currently outstanding stock options at December 31, 1999:


                                       OPTIONS OUTSTANDING                      OPTIONS VESTED
                              ------------------------------------------   -------------------------
                                             WEIGHTED
                                             AVERAGE          WEIGHTED                   WEIGHTED
RANGE OF                      NUMBER OF     REMAINING         AVERAGE      NUMBER OF     AVERAGE
EXERCISE PRICE                 SHARES    CONTRACTUAL LIFE  EXERCISE PRICE   SHARES    EXERCISE PRICE
----------------------------------------------------------------------------------------------------

   $  0.10                       87,120              7.27          $ 0.10     59,459          $ 0.10
    0.13 -  1.25              1,000,384              8.48            1.15    380,146            1.15
    1.40 -  8.50                533,533              8.95            6.04    395,906            5.27
      8.75                      694,330              9.08            8.75    156,640            8.75
    9.00 - 12.00                783,779              9.24           11.93    175,083           11.91
   16.00 - 24.00                576,642              9.60           20.81      5,977           16.80
   24.75 - 43.00                456,200              9.60           32.53     15,545           25.11
   44.32 - 73.50                239,800              9.83           54.40         --              --
     78.75                        8,000              9.93           78.75         --              --
     82.75                        7,140              9.93           82.75         --              --
                              ---------              ----          ------  ---------          ------
                              4,386,928              9.09          $13.89  1,188,756          $ 5.45
                              =========                            ======  =========          ======

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


ADDITIONAL STOCK PLAN INFORMATION

     As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations.

     SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net income (loss) and earnings (loss) per share had the Company adopted the fair value method since the Company's inception. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards.

     The Company's calculations for employee grants were made using the fair value approach with the following weighted average assumptions:

Dividend yield..............................................  None
Risk free interest rate.....................................   5.2%
Expected term, in years.....................................   2.5
Volatility..................................................    94%

     The weighted average value per option as of the date of grant for options granted during 1999 was $11.49.

     If the computed values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, loss attributable to common stockholders and basic and diluted loss per share on a pro forma basis (as compared to such items as reported) would have been (in thousands):

Loss attributable to common stockholders:
  As reported............................................  $(26,001)
  Pro forma..............................................  $(39,577)
Basic and diluted net loss per share:
  As reported............................................  $  (2.81)
  Pro forma..............................................  $  (4.28)

                       FLYCAST COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

6.  NET LOSS PER SHARE

     The following is a reconciliation of the denominators used in computing basic and diluted net loss per share.

                                                              YEARS ENDED
                                                           DECEMBER 31, 1999
                                                           -----------------
Shares (denominator):
  Weighted average common shares outstanding..........          10,594
  Weighted average common shares outstanding subject
  to repurchase.......................................          (1,339)
                                                                ------
Shares used in computation, basic and diluted.........           9,255
                                                                ======


     Diluted net loss per common share does not include the effects of options to purchase 3,026,540 shares of common stock, as the effect of their inclusion is anti-dilutive for the period presented.

7.   COMBINING FINANCIAL INFORMATION

     The acquisition of InterStep, Inc. has been accounted for as a pooling-of-interests and accordingly, the Company's historical consolidated financial statements have been restated to include the accounts and results of operations of InterStep, Inc. The results of operations previously reported by the separate businesses and the combined amounts presented in the accompanying consolidated financial statements are presented below.

                                                          EIGHT MONTHS ENDED
                                                           AUGUST 31, 1999
                                                          ------------------
                                                             (UNAUDITED)
REVENUE
  Interstep..........................................          $    602
  Flycast............................................            18,252
                                                               --------
    Total............................................            18,854
NET INCOME (LOSS)
  Interstep..........................................              (180)
  Flycast............................................           (18,513)
                                                               --------
    Total............................................           (18,693)
                                                               ========

     The Company has restated its previously reported results. The results for the eight-month period ended August 31, 1999 of InterStep have been included in the results for the year ended December 31, 1999. The equity accounts of the separate entities were combined. There were no significant transactions between the Company and InterStep prior to the combination.

                      FLYCAST COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


8.   COMMITMENTS AND CONTINGENCIES

LEASES

     Future minimum net lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1999 are as follows (in thousands):



                                                       CAPITAL  OPERATING
                                                       LEASES    LEASES
                                                       -------  ---------
Year ending December 31:
     2000..............................................   $883     $1,348
     2001..............................................    784      1,350
     2002..............................................    249        908
     2003..............................................      9        910
     Thereafter........................................               830
                                                        ------     ------
    Total.............................................. $1,925     $5,346
                                                        ======     ======
Present value of net minimum capital lease payments....  1,925
Less current installments of obligations under capital
leases.................................................   (883)
                                                        ------
Obligations under capital leases, excluding current
installments........................................... $1,042
                                                        ======

     Total rent expense under operating leases for the year ended 1999 was $1.1 million.

LEGAL MATTERS

     On January 28, 1999, the Board of Directors approved, the re-incorporation of the Company in the State of Delaware and the associated exchange of one share of common stock or preferred stock of the Company for every share of common stock or preferred stock, as the case may be, of the Company's California predecessor. Such re-incorporation and stock exchange became effective prior to the effective date of the initial public offering contemplated by the Company.

     The Company is involved in various other claims and legal actions. Management does not expect that the outcome of these other claims and actions will have a material effect on the Company's financial position or results of operations.

9.   SUBSEQUENT EVENT

     On January 18, 2000, Flycast Communications' Parent Company (CMGI) announced that a definitive agreement was entered into to sell Flycast Communications to Engage Technologies in a stock-for-stock transaction. Closing of the merger is subject to customary conditions, including formal approval by the Parent Company's shareholders.